ARTICLES OF INCORPORATION
                                       OF
                             PACIFICA BANCORP, INC.

         The undersigned does hereby submit these Articles of Incorporation for the purpose of forming a bank holding company

                                    ARTICLE I

                                      NAME

         The name of this corporation is Pacifica Bancorp, Inc.

                                   ARTICLE II

                                   HEAD OFFICE

         The head office of this corporation is located at Skyline Tower, 10900 NE 4th Street, Suite 200, Bellevue, King County, Washington 98004.

                                   ARTICLE III

                               NATURE OF BUSINESS

         The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act.

                                   ARTICLE IV

                               PERPETUAL EXISTENCE

         The period of existence of this corporation shall be perpetual.

                                    ARTICLE V

                                     SHARES

         Section 1. Capital. The aggregate number of shares which the corporations shall have the authority to issue is thirteen million (13,000,000) shares, which shall be divided into two classes as follows:


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         (1) Ten million (10,000,000) shares of Common Stock having no par value; and

         (2) Three million (3,000,000) shares of Preferred Stock having no par value.

         Section 2. Issuance of Shares. Authorized but unissued shares of the corporation may be issued for such consideration as shall be established by the Board of Directors from time to time and all consideration received therefor shall be allocated to the capital stock or surplus of the corporation.

         Section 3. Preferred Stock. Shares of preferred stock shall have such preferences, voting rights, limitations, and other attributes as shall be determined by the Board of Directors, within the limitations set forth in the Washington Business Corporation Act.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

         Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                   ARTICLE VII

                              NO CUMULATIVE VOTING

         At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                  ARTICLE VIII

                                     BYLAWS

         The Board of Directors and the shareholders shall each have concurrent power to adopt, amend and repeal bylaws and to adopt new bylaws.

                                   ARTICLE IX

                           REGISTERED AGENT AND OFFICE

         The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:


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Name                                                 Address

DWTR&J Corp.                                         2600 Century Square
                                                     1501 Fourth Avenue
                                                     Seattle, WA 98101-1688

                                    ARTICLE X
                                    DIRECTORS

         Section 1. Number; Vacancies. The number of directors of this corporation shall be at least five (5) and not more than fifteen (15), as shall be established by the Board of Directors from time to time. The Board of Directors shall fill any vacancy occurring in the office of director whether occurring by death, resignation, removal or by creation of an additional director position. Vacancies in the Board of Directors of the corporation, however caused, and newly created directorships shall be filled by a vote of no less than two-thirds (2/3) of the directors then in office, whether or not a quorum. Any director elected by the Board of Directors shall stand for election at the next succeeding annual meeting of the corporation.

         Section 2. Term/Classes. The number of first directors shall be eleven
(11) and they shall serve until the first meeting of the shareholders and until their successors are elected and qualified. At the first meeting of shareholders, the Board of Directors shall be divided into three classes, to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the second annual meeting of shareholders, that of the second class shall expire at the third annual meeting, and that of the third class shall expire at the fourth annual meeting. The term of office of a director elected at each annual meeting of shareholders after the first shall be for three (3) years and until a successor is elected and has qualified. At each annual meeting the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office.

         The names and addresses of the first directors are as follows:

Name                                           Address
Lawrence J. Fagan            Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Yi-Heng Lee                  Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Mark Levy                    Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Jeffery C. Low               Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004


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Robert E. Peterson           Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

George J. Pool               Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Lyle K. Snyder               Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Keith D. Tibbles             Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Fannie Kuei-Fang Tsai        Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Mark W. Weber                Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

Edwin R. Young               Skyline Tower, 10900 NE 4th Street, Suite 200,
                             Bellevue, King County, Washington 98004

         Section 3. Nominations. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors must be made in writing and delivered or mailed to the Chairman of the corporation not less than fourteen (14) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the corporation that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of common stock of the corporation owned by the notifying shareholder. Any nomination not made in accordance with these provisions may, at the discretion of the chairman of the meeting, be disregarded.

                                   ARTICLE XI

            SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS

         In order to obtain shareholder approval in connection with the following corporate actions, such actions must be approved (a) by the affirmative vote of the shareholders representing two-thirds of each class of shares entitled to vote under the terms of the shares at a regular meeting, or special meeting duly called for that purpose in the manner prescribed by the Bylaws in the case of (i) amendments to the Articles of Incorporation (except such amendments

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as may at the time be lawfully adopted by a majority vote of the Board of
Directors), (ii) adoption of a plan of merger or share exchange or (iii) the sale, lease, exchange, or other disposition of all, or substantially all, of the corporation's assets other than in the usual and regular course of business; and
(b) by a vote of the shareholders holding two-thirds of the capital stock of the corporation in the case of the voluntary liquidation of the corporation.

                                   ARTICLE XII

                                  INCORPORATORS

         The name and address of the incorporator are as follows:

                  Name                                   Address
         Sandra Gallagher-Alford                  2600 Century Square
                                                  1501 Fourth Avenue
                                                  Seattle, WA 98101-1688

                                  ARTICLE XIII

                       LIMITATION OF DIRECTORS' LIABILITY

         A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                   ARTICLE XIV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or ether enterprise, including service with respect to employee benefit plans, whether the basis of


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such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this
Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

         Section 3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

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         Section 4. Insurance. Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         Section 5. Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

Dated:            9-25-00


                                      /s/ Sandra Gallagher-Alford
                                      -------------------------------------
                                      Sandra Gallagher-Alford, Incorporator






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                      CONSENT TO SERVE AS REGISTERED AGENT

         DWTR&J Corp., a Washington corporation, hereby consents to serve as Registered Agent, in the State of Washington, for Pacifica Bancorp, Inc. DWTR&J Corp. understands that as agent for said corporation, it will be responsible to receive service of process in the name of said corporation; forward all mail to said corporation; and to immediately notify the office of the Secretary of State in the event of its resignation, or of any changes in the registered office address of Pacifica Bancorp, Inc.

         Dated:   9-28-00

                                      DWTR&J CORP.


                                      By  /s/ Sandra Gallagher-Alford
                                          --------------------------------------
                                          Sandra Gallagher-Alford
                                          Its Vice President

                                      2600 Century Square
                                      1501 Fourth Avenue
                                      Seattle, WA  98101-1688






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